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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  June 2, 2000
                                  ------------

                          STURM, RUGER & COMPANY, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                             001-10435                 06-0633559
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation                                    Identification Number)


                  One Lacey Place, Southport, Connecticut 06490
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (203) 259-7843
        -----------------------------------------------------------------


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report





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ITEM 5.       OTHER EVENTS.

     On Friday, June 2, 2000, Sturm, Ruger & Company, Inc. (the "Company") entered into an agreement for the immediate sale of the assets of its Uni-Cast Division, located in Londonderry, New Hampshire. The Company continues to own the land and building in which Uni-Cast will operate. In conjunction with the sale, a supply agreement was entered into which stipulates that the Company will continue to purchase its aluminum pistol frames from Uni-Cast. The Company retains all the equipment related to the metal matrix composite process and all rights under its existing licensing agreement related to this technology. The Company anticipates that this transaction will not have a material impact on its consolidated financial statements for 2000. For additional information, stockholders and other interested persons may refer to the Company's press release dated June 5, 2000, which is filed as Exhibit 20.1 to this Report and incoporated herein by reference.



ITEM 7.   FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

          20.1  Press release of Sturm, Ruger & Company, Inc. dated June 5, 2000




                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Sturm, Ruger & Company


Date:    June 19, 2000                    By: /s/ Erle G. Blanchard
                                              ---------------------
                                               Name: Erle G. Blanchard
                                               Title: Vice President






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                                EXHIBIT INDEX


     Exhibit Number        Description of Document
     --------------        -----------------------

          20.1             Press Release of Sturm, Ruger & Company, Inc.
                           dated June 5, 2000



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